UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2014

TASER International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16391	86-0741227
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17800 N. 85th St. Scottsdale, Arizona		85255
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (480) 991-0797

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 15, 2014, TASER International, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”). The total number of shares of the Company’s common stock, par value of $0.00001 per share, voted in person or by proxy at the Meeting was 48,964,904, representing approximately 91% of the 53,791,409 shares outstanding as of the March 14, 2014 record date and entitled to vote at the Meeting. The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, if applicable, with respect to each matter considered at the Meeting is set out below. For more information regarding these matters, please refer to the Company’s Definitive Proxy Statement relating to the Meeting, which was filed with the Securities and Exchange Commission on April 4, 2014.

Proposal 1 — Election of Directors

The following nominees were elected as Class B directors for a term of three years (and until their successors are elected and qualified) by the votes indicated below.

	FOR	WITHHELD	BROKER NON-VOTES
Patrick W. Smith	33,211,871	293,980	15,459,053
Mark W. Kroll	32,083,132	1,422,719	15,459,053
Judy Martz	33,165,710	340,141	15,459,053

Proposal 2 — Advisory Vote on the Compensation of Executive Officers

The allocation of votes for the non-binding advisory vote to approve the compensation of the Company’s named executive officers (“say on pay”) was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
32,087,495	1,333,181	85,175	15,459,053

Proposal 3 — Ratification of Appointment of Independent Registered Public Accounting Firm

The proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accountant for fiscal year 2014 was approved by the votes indicated below. There were no broker non-votes on this proposal.

FOR	AGAINST	ABSTAIN
47,746,556	1,110,579	107,769

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2014

TASER International, Inc.

By:	/s/ DOUGLAS KLINT
Douglas Klint
Corporate Secretary